EXHIBIT 32.2


                            Certification Pursuant to
                         Exchange Act Rule 15d-14(b) and
                             18 U.S.C. Section 1350


     In connection with the Annual Report of Radial Energy, Inc. (the "Company") on Form 10-KSB/A for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, G. Leigh Lyons, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Radial Energy, Inc. and will be retained by Radial Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: February 20, 2007

                                                  /s/ G. LEIGH LYONS
                                                  ______________________________
                                                  Name: G. Leigh Lyons
                                                  Title: Chief Financial Officer